Supplemental Agreement

Party A (Lender)：   Fuzhou Jiabin Modern Logistics Park Limited

                  (Unified Social Credit Identifier: XXXXXXX)

Party B (Borrower)： Hue Kwok Chiu (Hong Kong Identity Card No.: XXXXXXX)

Party C (Witness)：  Jiabin Logistics Network Limited (Hong Kong, the Company No.: XXXXXXX)

In view of the fact that four Borrowing Agreements (hereinafter referred to as the “Original Agreements”) have been signed between Party A and Party B in relation to the borrowing with a total amount of RMB 120,000,000, Party A, Party B and Party C have reached a consensus to sign this Supplemental Agreement on the extension of the term of the borrowing in the Original Agreements, to define the rights and obligations of all parties. Details are as follows:

1.Party A and Party B agree to extend the term of the borrowing stipulated in the Original Agreements to a new term. The maturity term of the borrowing in the Original Agreements is 30 December 2023 (hereinafter referred to as the “Original Term of the Borrowing”), and the extended term of the borrowing is from 31 December 2023 to 30 December 2024 (hereinafter referred to as the “Extended Term of the Borrowing”).

2.During the Extended Term of the Borrowing, Party B shall pay interest to Party A at the interest rate of 3.55% as agreed in the Original Agreements. The interest payment method and time agree to repay the principal and interest in lump sum when Party B repays the principal of the borrowing.

3.All the amounts borrowed by Party B will be used for the operating expenses of the intra-group. After the extension, other rights, obligations and related matters of Party A and Party B will still be implemented in accordance with the terms agreed in the Original Agreements.

4.If Party B fails to repay the borrowing principal and interest since the Original Agreements within the period stipulated in this Agreement, Party A may then choose to transfer the credits of the principal and interest of such borrowing of RMB 120,000,000 to Party C, and at the same time allow mutual hedging between the credits and debts relationship of Party B and Party C, with the enforcement to be done through Party A, Party B and Party C’s signing the credits and debts transfer agreement, but it shall comply with the relevant laws and regulations such as the foreign exchange management of the People’s Republic of China at that time and comply with the provisions of accounting standards and other relevant procedures.

5.If there is any dispute, it shall be resolved through negotiation. If the negotiation fails, and a lawsuit is filed, Party A, Party B and Party C agree that the relevant laws and regulations of the People’s Republic of China shall apply and it should be governed by the Jinxi County People’s Court.

6.Any amendment, supplement or change to this Agreement shall be effective only after the written consent of Party A, Party B and Party C is obtained.

7.This Agreement will become effective upon execution by Party A, Party B and Party C and has the same legal effect as the Original Agreements.

8.This Agreement is made in three original copies with each of Party A, Party B and Party C holding one original copy. The scanned copy and photocopy of this Agreement have the same legal effect as the original.

Party A (Lender):	Party B (Borrower):
(signature and seal) /s/ Sufang Gong	(signature and seal) /s/ Hue Kwok Chiu
Date: 14 December 2023	Date: 14 December 2023

Party C (Witness):	Jiabin Logistics Network Limited
(signature and seal) /s/ Hue Kwok Chiu
Date: 14 December 2023